RESTRICTED STOCK UNIT AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS UNDER THE TWFG, INC. 2024 OMNIBUS INCENTIVE PLAN Name of Grantee: No. of Restricted Stock Units: Grant Date: Pursuant to the TWFG, Inc. 2024 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), TWFG, Inc. (together with any successor thereto, the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above, who is a non- employee member of the Board, subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement (this “Agreement”) and in the Plan. Each Restricted Stock Unit awarded hereunder shall relate to one share of Class A common stock, par value $0.01 per share, of the Company (the “Stock”). 1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, until (i) the Restricted Stock Units have vested as provided in Section 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement. 2. Vesting of Restricted Stock Units. Except as otherwise provided in Section 3 of this Agreement, the restrictions and conditions of Section 1 of this Agreement shall lapse on the first anniversary of the Grant Date (the “Vesting Date”) so long as the Grantee remains in Continuous Service with the Company or one of its Affiliates through the Vesting Date. The Committee may at any time accelerate the vesting schedule specified in this Section 2. Notwithstanding anything herein to the contrary, 100% of the Restricted Stock Units shall become vested immediately prior to a Change in Control, provided that the Grantee remains in Continuous Service through such date. 3. Termination of Service Relationship. Upon the Grantee’s termination of Continuous Service for any reason (whether voluntary or involuntary, and including death or disability) prior to the Vesting Date, a pro-rated portion of the Restricted Stock Units granted hereunder shall vest on the date of the Grantee’s termination of Continuous Service, determined based on a fraction, the numerator being the number of days elapsing from the Grant Date through and until (but not including) the date of such termination of Continuous Service and the denominator being 365, and such vested Restricted Stock Units shall be settled in accordance with Section 4 below. The portion of the Restricted Stock Units that do not vest in accordance with this Section 3 shall automatically and without notice terminate and be forfeited as of such date, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units. 4. Settlement of the Award. (a) Issuance of Shares of Stock. Subject to Section 6, the Company shall issue one (1) share of Stock to the Grantee within thirty (30) days of the earlier of the Vesting Date or the date of the Grantee’s termination of Continuous Service with respect to each Restricted Stock Unit that vests and

2 becomes non-forfeitable on such date (such date of settlement, an “Original Settlement Date”); provided, however, that if the tax withholding obligations of the Company or an Affiliate will not be satisfied by the share withholding method described in Section 6 and the Original Settlement Date would occur on a date on which a sale by the Grantee of the shares to be issued in settlement of the Restricted Stock Units that vested and became non-forfeitable would violate any written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities, as in effect from time to time, (the “Trading Compliance Policy”), or any other lockup agreements entered into or required by Section 11 of this Agreement, then, subject to Section 7, the settlement date for such vested Restricted Stock Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy or the Investor Rights Agreement or any such lockup agreement or Section 11. Following the issuance of shares of Stock in accordance with this Section 4, the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares. (b) Beneficial Ownership of Shares; Certificate Registration. The Grantee hereby authorizes the Company, in its sole discretion, to deposit any or all shares of Stock acquired by the Grantee pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares of Stock for the benefit of the Grantee with any broker with which the Grantee has an account relationship of which the Company has notice. Except as provided by the foregoing, if applicable, a certificate for the shares of Stock acquired by the Grantee may be registered in the name of the Grantee, or, if applicable, in the names of the heirs of the Grantee. (c) Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the shares of Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. (d) Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon settlement of the Award. 5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 3(a) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. 6. Tax Obligations. The Grantee shall be solely responsible for satisfying any applicable federal, state and local tax obligations and non-U.S. tax obligations in connection with this Award, whether upon exercise or otherwise.

3 7. Section 409A of the Code. Notwithstanding anything herein to the contrary, this Agreement and the Restricted Stock Units granted hereunder are intended to comply with the provisions of Section 409A of the Code, and shall be construed and interpreted in a manner consistent with such intent. Notwithstanding the foregoing, the Company does not guarantee that any payment under this Agreement complies with Section 409A of the Code, and neither the Company, its subsidiaries or Affiliates, nor their respective executives, members, partners, directors, officers, or affiliates shall have any liability with respect to any failure of any payments under this Agreement to comply with Section 409A of the Code. If any provision of this Agreement would result in the imposition of taxes under Section 409A of the Code, that provision shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Grantee’s rights with respect to the Restricted Stock Units granted hereunder. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of the Restricted Stock Units granted hereunder that are “nonqualified deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Grantee’s “separation from service” (as defined in Section 409A of the Code) shall be made to the Grantee prior to the date that is six months after the date of the Grantee’s “separation from service” or, if earlier, the date of the Grantee’s death. Following any six-month delay, all such delayed payments will be paid in a single lump sum (without interest) on the earliest date permitted under Section 409A of the Code that is also a business day. References in this Agreement to “termination of Continuous Service” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For any settlement in two or more installments hereunder, each such installment shall be treated as a separate payment for purposes of Section 409A. 8. No Obligation to Continue Service Relationship. Neither the Plan nor this Award confers upon the Grantee any rights with respect to continuance as a member of the Board or in any other service relationship with the Company or any of its Affiliates. 9. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter. 10. Data Privacy Consent. As a condition of receipt of this Award, the Grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 10 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Grantee’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Grantee’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Grantee’s participation in the Plan. Recipients of the Data may be located in the Grantee’s country or elsewhere, and the Grantee’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, the Grantee authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Grantee may elect to deposit any shares of Stock. The Data related to a Grantee will be held only as long as is necessary to

4 implement, administer, and manage the Plan and Awards and the Grantee’s participation in the Plan. The Grantee may, at any time, view the Data held by the Company with respect to the Grantee, request additional information about the storage and processing of the Data with respect to the Grantee, recommend any necessary corrections to the Data with respect to the Grantee, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Grantee’s local human resources representative. The Company may cancel the Grantee’s eligibility to participate in the Plan, and in the Committee’s discretion, the Grantee may forfeit any outstanding Awards if the Grantee refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, the Grantee may contact their local human resources representative. 11. Lock-Up Agreement. The Grantee hereby agrees that in the event of any underwritten public offering of shares of Stock, including the initial public offering of shares of Stock or any subsequent primary underwritten offering, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Grantee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of Stock or any rights to acquire shares of Stock for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering or requested by the Company; provided, however, that such period of time may not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; or, upon the request of the Company or the underwriter, such longer period as necessary to permit compliance with FINRA Rule 2241 or any successor provisions or amendments thereto. The Grantee hereby agrees to enter into any agreement reasonably required by the underwriters or the Company to implement the foregoing within a reasonable timeframe if so requested by the Company. 12. Additional Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below: “Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act. “Continuous Service” shall mean that the Participant’s service with the Company or its Affiliates, whether as an employee, director or Consultant is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant renders service to the Company or its Affiliates as an employee, director or consultant or a change in the entity for which the Participant renders service, provided that there is no interruption or termination of the Participants Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. 13. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

5 TWFG, INC. By: Name: Title: The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable. Dated: Grantee’s Signature Grantee’s name and address: